SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


     Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 22, 2004


                             CHAMPIONS SPORTS, INC.
                             ----------------------
              Exact name of registrant as specified in its charter)




              Delaware              1-17263                   52-1401755
              ----------------------------------------------------------
             (State of           (Commission File            (IRS employment
          incorporation)              Number)              identification no.)




                          2420 Wilson Blvd., Suite 214
                               Arlington, VA 22201
                               -------------------
                    (Address of principal executive offices)


                                  703-526-0400
                                  ------------
              (Registrant's telephone number, including area code)

















Item 4.  Change in Registrant's Certifying Accountants

On June 22, 2004, the Company was notified of the resignation of its independent accountant, Michael F. Moore, CPA (sole practitioner) due to the inability to find a second partner review. He served as the independent accountant for the Company since May 2003.

In connection with the audit done by Michael F. Moore for FY 2003 (1) there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Michael F. Moore, would have caused him to make reference thereto in his report on the financial statements for FY 2003; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has engaged effective June 24, 2004 Bagell, Josephs & Co. L.L.C. as its independent accountant to audit the Company's financial statements. The Board of Directors of the Company approved the engagement of Bagell, Josephs & Co. L.L.C.



Item 7.       Financial Statements and Exhibits:


(c) Exhibits

        The following exhibit is filed as part of this report.


        Exhibit 16



                              Michael F. Moore, CPA
                                 Sole-Proprietor




August 4, 2004


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

     This letter will confirm that I reviewed the Form 8K of Champions Sports, Inc. dated June 28, 2004, and agree with the statements therein.



Cordially,


/s/ Michael F. Moore
--------------------
Michael F. Moore







                    1412 Kingsvale Circle, Herndon, VA 20170
                                 (703) 318-0748







                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  Champions Sports, Inc.


Dated:  June 28, 2004        By:  /s/ James Martell
                                      James Martell
                                      Chief Executive Officer
                                      and President


                            By: /s/ James E. McCollam
                                      James E. McCollam
                                      Corporate Secretary, Chief
                                      Accounting Officer and Controller